Exhibit 10.12



                       FIRST AMENDMENT TO LETTER AGREEMENT


THIS FIRST AMENDMENT TO LETTER AGREEMENT (the "First Amendment") is made as of the 29th day of September, 2000, and is by and between United Financial Corp., a Minnesota corporation (the "Borrower"), and Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association, a national banking association ("Wells Fargo").

REFERENCE IS HEREBY MADE to that certain letter loan agreement dated November 17, 1999 (the "Agreement"), made between the Borrower and Wells Fargo. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, pursuant to the provisions of the Agreement, Wells Fargo is the holder of that certain revolving promissory note dated November 18, 1999 in the face amount of $3,000,000.00, made by the Borrower and payable to Wells Fargo (the "Note");

WHEREAS, the Borrower has requested Wells Fargo to (1) make certain modifications respecting the Covenants referenced in the Agreement; (ii) waive the event of non-compliance under the Agreement relating to the Bank resulting from conditions causing a breach of the ratio of its allowance for loan and lease losses to total non-performing loans (the "Event of Non-Compliance"); and
(iii) renew the Line and correspondingly the Note from October 30, 2000 to October 30, 2001. The Non-Compliance is further described in Section 6 of this First Amendment.

WHEREAS, Wells Fargo is willing to grant the Borrower's request, subject to the provisions of this First Amendment;

NOW, THEREFORE, in consideration of the premises and for other valuable consideration received, it is agreed as follows:

     1. The first sentence of Section 1 of the Agreement is hereby amended so that, when read in its entirety, it provides as follows:

               "From time to time until October 30, 2001 (the "Termination Date" the Borrower may request advances under the Line in an aggregate principal amount not exceeding $3,000,000.00, at any one time outstanding."

     2. Section 2 of the Agreement is hereby amended so that, when read in its entirety, it provides as follows:

               " Purpose. The proceeds of the advances under the Line shall be used exclusively to (1) acquire issued and outstanding shares in the Valley Bank of Arizona, a state chartered commercial bank located in Phoenix, Arizona (the "Phoenix Bank"; "Acquisition"), the effect of which Acquisition will provide Borrower with an ownership interest in Phoenix Bank approximating fifty per cent; and (ii) purchase from time to time shares of Borrower's common, voting stock from existing shareholders which Borrower shall then retire as treasury shares."

     3. Section 10 of the Agreement is hereby amended by adding the following new Subsections C and D immediately following Subsection B:

United Financial Corp.
First Amendment To Letter Agreement
September 29, 2000


             "C. To maintain a Return on Average Assets ("ROAA") of not less than 0.50% as of the end of each fiscal quarter, commencing September 30, 2000, calculated on a four quarter moving average including the current quarter reported plus the three immediately preceding quarters."

              D. To maintain its Leverage Capital Ratio at a level equal to or greater than seven and one-half percent (7.50%) as of the end of each fiscal quarter commencing September 30, 2000, or the minimum ratio required by any regulatory agency having authority over the Borrower. As used herein, "Leverage Capital Ratio" shall be computed by dividing the Borrower's Tier 1 (Core) Capital by Adjusted Total Average Assets. Also as used herein, Leverage Capital Ratio, "Tier 1 (Core) Capital" and "Adjusted Total Average Assets" shall be defined and further computed pursuant to 12CFR Part 567 and related, applicable stipulations set forth by the Office of Thrift Supervision ("OTS") and Fed. The aforementioned ratios and calculations shall be reflected in the Bank's Call Reports delivered to the OTS and Fed (as defined in Section 11B below). "

Furthermore, and as a result of the aforementioned additions enumerated in this Paragraph 3 of this First Amendment, Subsections C and D of Section 10 of the Agreement shall be hereafter referenced as Subsections E and F, respectively.

     4. Section 10D(iii) of the Agreement, which shall now be referenced as 10F (i) pursuant to Paragraph 3 of this First Amendment, is hereby amended so that, when read in its entirety, it provides as follows:

             "(i) Not to allow the aggregate total of its non-performing loans (those classified 90 days or more past due and those on non-accrual as reported in the Bank's quarterly Call Reports and the Borrower's quarterly FR Y-9C reports) to exceed fifteen percent (15%) of its Tier 1 (Core) Capital, as of the end of each fiscal quarter commencing September 30, 2000."

     5. Section 10D (iv) of the Agreement shall now be referenced as 10F (ii) pursuant to Paragraph 3 of this First Amendment. Furthermore, Sections 10D (i) and 10D (ii) of the Agreement shall be deleted in their entireties and shall not be replaced.

     6. Wells Fargo agrees to temporarily waive the Event of Non-Compliance (and such Event of Non-Compliance will not constitute an event of default) for the quarterly period ended June 30, 2000 (the "Waiver"), wherein the Bank posted a ratio of its allowance for loan and lease losses to non-performing loans of 93% versus a required minimum of 100% under the Agreement, provided, however, that the ratio of allowance for loan and lease losses to non-performing loans as set for in paragraph 10F(ii) of the Agreement will become effective herewith and be enforceable for the quarterly period ending September 30, 2000, and ensuing quarters as set forth in the Agreement. This Waiver is valid only with regard to the Covenant recited in this Paragraph 6 of this First Amendment, and for the Event of Non-Compliance described above, and for the time specified herein. All other covenants, terms, and conditions of the Agreement remain in full force and effect.

     7. Simultaneously with the execution of this First Amendment, the Borrower shall execute and deliver to Wells Fargo, in form and content acceptable to Wells Fargo, a new promissory note (which, for purposes of this First Amendment only, shall be referred to herein as the "New Note") in the face amount of $3,000,000.00. Upon the execution and

United Financial Corp.
First Amendment To Letter Agreement
September 29, 2000


          delivery to Wells Fargo of the New Note, the outstanding principal of, and accrued but unpaid interest on, the Note shall be deemed, respectively, the outstanding principal balance of, and accrued but unpaid interest on, the New Note. The New Note shall replace, but shall not be deemed payment or satisfaction of the Note. All references in the Loan Agreement to the "Note" shall be deemed to mean the New Note as modified herein.

     8.   The Borrower hereby represents and warrants to Wells Fargo as follows:

          A. As of the date of this First Amendment, the outstanding principal balance of the Note is $975,000.00.

          B. The Agreement and Note constitute valid, legal and binding obligations owed by the Borrower to Wells Fargo, subject to no counterclaim, defense, offset, abatement or recoupment.

          C. As of the date of this First Amendment, (1) the representations and warranties set forth in Subsections A, E and G of the Section 9 of the Agreement are each true, (ii) there exists not Event of Non-Compliance under this Agreement except as provided above, and
               (iii) there exists no Event of Default under the Agreement, nor does there exist any event which, with the giving of notice or the passage of time, or both, could become such an Event of Default.

          D. The execution, delivery and performance of this First Amendment and the New Note by the Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Borrower's Articles of Incorporation or By-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

          E. All financial statements delivered to Wells Fargo by or on behalf of the Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of the Borrower from December 31, 1999 to the date hereof.

     9. Upon request, the Borrower shall deliver to Wells Fargo a Corporate Certificate of Authority as of the date of this First Amendment, and in form and content acceptable to Wells Fargo.

     10. Except as expressly modified by this First Amendment, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Borrower and Wells Fargo have executed this First Amendment as of the date first written above. Without limiting the generality of the foregoing, all indebtedness under the Loan shall continue to be secured by that certain Security Agreement/ Collateral Pledge Agreement executed by the Borrower and dated November 18, 1999, which has been duly

United Financial Corp.
First Amendment To Letter Agreement
September 29, 2000


executed by the Borrower for the benefit of Wells Fargo, and which remains unchanged and in full force and effect.

UNTED FINANCIAL CORP.                  WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION


By: /s/ Kurt R. Weise                  By: /s/ Michael Bodeen
    ------------------------               ------------------------
    Its: President and CEO                 Its: Vice President